FOR RELEASE ON: August 3, 2015

CONTACT:    John Perino, VP Financial Planning & Analysis and Investor Relations
608-361-7501
john.perino@regalbeloit.com

Regal Beloit Corporation Announces Second Quarter 2015 Financial Results

•	Sales of $942 Million, an Increase of 11%

•	Significant Improvement in both Adjusted Operating Profit Margin and Adjusted EPS

•	PTS Integration on Track

•	Strong Free Cash Flow

BELOIT, WI - Regal Beloit Corporation (NYSE: RBC) today reported second quarter 2015 diluted earnings per share of $1.39. Second quarter 2015 adjusted diluted earnings per share* were $1.53.

Key financial highlights for the second quarter 2015 include:

•	Adjusted operating profit of $112.4 million represented an adjusted operating profit margin of 11.9%, an increase of 120 basis points from the prior year.

•	The integration and the related synergies of the recently acquired Power Transmission Solutions business are on track.

•	Adjusted diluted earnings per share of $1.53 represented a 19% increase from the prior year.

•	Free cash flow was 151% of net income and the Company paid down $54 million of debt.

Second quarter 2015 segment highlights versus the prior year second quarter include:

•
Power Transmission Solutions Segment net sales increased 217% to $215 million, driven primarily by acquisition growth of $149 million. Adjusted operating profit margin increased to 11.8% from 11.2%, driven by the benefits from the simplification initiative and the PTS acquisition.

•
Commercial and Industrial Systems Segment net sales were $441 million, down 8%. Sales were largely impacted by weakness in oil and gas, a slowdown in the industrial markets in China and a negative 3% foreign currency translation. Despite these challenges, adjusted operating profit margin was unchanged at 9.9%, benefiting from ongoing cost reduction efforts.

•
Climate Solutions Segment net sales were $286 million, down 6%. Sales were unfavorably impacted by the SEER 13 pre-build and a negative 2% foreign currency translation, partially offset by strength in the Middle East and India. Even with a sales headwind, adjusted operating profit margin increased 330 basis points to 15.2%, due primarily to the benefits of the simplification initiative.

*This earnings release includes non-GAAP financial measures. Descriptions of why we believe these non-GAAP measures are useful and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included with this earnings release.

“Despite very difficult conditions in oil and gas, slowing markets in China and a SEER 13 pre-build headwind, Regal managed to grow revenues 11%, increase adjusted earnings 19% and deliver free cash flow of 151% of net income. We used the free cash flow to pay down $54 million of debt in the quarter” said Regal Chairman and CEO Mark Gliebe. “At the beginning of the year, we set out two clear goals: to deliver margin improvement from our simplification initiative and to execute on the integration of PTS. During the second quarter, we made solid progress on both goals. Our simplification initiative helped drive a 120 basis point year-over-year adjusted operating profit margin improvement while the integration of the recently acquired PTS business is on track both in terms of integrating our teams and delivering the expected synergies.”

2015 Outlook

"As we move into the second half of 2015, we expect ongoing weakness in certain end markets that will put pressure on our revenues. Our continued focus on simplifying our legacy businesses and delivering synergies with our PTS acquisition will help to offset the top line challenges. We expect 2015 adjusted diluted earnings per share to be in the range of $5.40 to $5.60, representing a 25% to 30% increase over the prior year," continued Mr. Gliebe.

Conference Call

Management will hold a conference call to discuss the earnings release at 9:00 AM CDT (10:00 AM EDT) on Tuesday August 4, 2015. Individuals who would like to participate by phone should dial 888-317-6003 and enter 7119345 when prompted. International callers should dial 412-317-6061 and enter 7119345 when prompted. To view the presentation during the call, please follow this link to Regal’s Investors page: http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-presentations

To listen to the live audio and view the presentation via the internet, please go to: https://www.webcaster4.com/Webcast/Page/747/9618

A telephone replay of the call will be available through November 2, 2015, at 877-344-7529, conference ID 10069365. International callers should call 412-317-0088 using the same conference ID. A webcast replay will be available until November 2, 2015, and can be accessed at http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-calendarPast or at
https://www.webcaster4.com/Webcast/Page/747/9618

About the Company

Regal Beloit Corporation is a leading manufacturer of electric motors, electrical motion controls, power generation and power transmission products serving markets throughout the world. Regal Beloit is headquartered in Beloit, Wisconsin, and has manufacturing, sales and service facilities throughout the United States, Canada, Mexico, Europe and Asia. Regal Beloit’s common stock is a component of the S&P Mid Cap 400 Index and the Russell 2000 Index.

CAUTIONARY STATEMENT
The following is a cautionary statement made under the Private Securities Litigation Reform Act of 1995: With the exception of historical facts, the statements contained in this press release may be forward looking statements. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “plan,” “expect,” “anticipate,” “estimate,” “believe,” or “continue” or the negative of these terms or other similar words. Actual results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors, including: uncertainties regarding our ability to execute our restructuring plans within expected costs and timing; increases in our overall debt levels as a result of the acquisition of the Power Transmission Solutions (“PTS”) business from Emerson Electric Co., or otherwise and our ability to repay principal and interest on our outstanding debt; actions taken by our competitors and our ability to effectively compete in the increasingly competitive global electric motor, power generation and mechanical motion control industries; our ability to develop new products based on technological innovation and the marketplace acceptance of new and existing products; fluctuations in commodity prices and raw material costs; our dependence on significant customers; issues and costs arising from the integration of acquired companies and businesses such as the PTS acquisition, including the timing and impact of purchase accounting adjustments; unanticipated costs or expenses we may incur related to product warranty issues; currency devaluations, non-payment of receivables, governmental restrictions such as price and margin controls, or other difficult operating conditions relating to our doing business in Venezuela; our dependence on key suppliers and the potential effects of supply disruptions; infringement of our intellectual property by third parties, challenges to our intellectual property, and claims of infringement by us of third party technologies; product liability and other litigation, or the failure of our products to perform as anticipated, particularly in high volume applications; economic changes in global markets where we do business, such as reduced demand for the products we sell, currency exchange rates, inflation rates, interest rates, recession, foreign government policies and other external factors that we cannot control; unanticipated liabilities of acquired businesses; effect on earnings of any significant impairment of goodwill or intangible assets; cyclical downturns affecting the global market for capital goods; difficulties associated with managing foreign operations; and other risks and uncertainties including but not limited to those described in Item 1A-Risk Factors of the Company’s Annual Report on Form 10-K filed on March 4, 2015 and from time to time in our reports filed with U.S. Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. The forward-looking statements included in this presentation are made only as of their respective dates, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Amounts in Millions, Except per Share Data)

	Three Months Ended		Six Months Ended
	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014
Net Sales	$942.2	$850.4	$1,853.9	$1,651.6
Cost of Sales	690.8	639.4	1,381.6	1,246.2
Gross Profit	251.4	211.0	472.3	405.4
Operating Expenses	148.2	122.3	305.5	247.0
Goodwill Impairment	—	1.0	—	1.0
Total Operating Expenses	148.2	123.3	305.5	248.0
Income From Operations	103.2	87.7	166.8	157.4
Interest Expense	16.4	10.3	30.0	20.7
Interest Income	0.9	1.7	2.1	3.4
Income Before Taxes	87.7	79.1	138.9	140.1
Provision for Income Taxes	22.8	21.0	36.1	37.0
Net Income	64.9	58.1	102.8	103.1
Less: Net Income Attributable to Noncontrolling Interests	2.1	1.9	3.6	3.1
Net Income Attributable to Regal Beloit Corporation	$62.8	$56.2	$99.2	$100.0
Earnings Per Share Attributable to Regal Beloit Corporation:
Basic	$1.40	$1.24	$2.22	$2.22
Assuming Dilution	$1.39	$1.24	$2.20	$2.20
Cash Dividends Declared	$0.23	$0.22	$0.45	$0.42
Weighted Average Number of Shares Outstanding:
Basic	44.8	45.2	44.8	45.1
Assuming Dilution	45.2	45.5	45.1	45.5

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Jul 4, 2015	Jan 3, 2015
ASSETS
Current Assets:
Cash and Cash Equivalents	$247.6	$334.1
Trade Receivables, less Allowances of $11.8 million in 2015 and $11.6 million in 2014	580.3	447.5
Inventories	768.6	691.7
Prepaid Expenses and Other Current Assets	134.0	111.7
Deferred Income Tax Benefits	90.2	67.0
Total Current Assets	1,820.7	1,652.0

Net Property, Plant, Equipment and Noncurrent Assets	3,144.3	1,755.6
Total Assets	$4,965.0	$3,407.6

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$382.9	$312.2
Other Accrued Expenses	254.2	240.7
Current Maturities of Debt	75.6	8.4
Total Current Liabilities	712.7	561.3

Long-Term Debt	1,817.4	625.4
Other Noncurrent Liabilities	397.1	241.6
Equity:
Total Regal Beloit Corporation Shareholders' Equity	1,992.0	1,934.4
Noncontrolling Interests	45.8	44.9
Total Equity	2,037.8	1,979.3
Total Liabilities and Equity	$4,965.0	$3,407.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Six Months Ended
	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$64.9	$58.1	$102.8	$103.1
Adjustments to reconcile net income and changes in assets and liabilities (net of acquisitions) to net cash provided by operating activities:
Depreciation and amortization	42.2	35.2	78.1	68.0
Excess tax benefits from share-based compensation	(0.5)	(0.2)	(1.2)	(1.2)
Goodwill impairment	—	1.0	—	1.0
Loss on disposition of assets, net	0.6	0.1	0.7	0.2
Share-based compensation expense	4.1	3.6	7.1	6.3
Loss on Venezuela currency devaluation	—	—	1.5	—
Change in operating assets and liabilities, net of acquisitions	6.9	1.7	(53.3)	(32.1)
Net cash provided by operating activities	118.2	99.5	135.7	145.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property, plant and equipment	(23.5)	(20.6)	(44.7)	(42.9)
Net purchases of investment securities	(12.1)	(20.0)	(7.8)	(13.5)
Business acquisitions, net of cash acquired	(8.0)	(0.3)	(1,400.5)	(77.6)
Additions of equipment on operating leases	—	(1.6)	—	(3.2)
Proceeds from sale of assets	6.5	0.1	7.8	0.1
Net cash used in investing activities	(37.1)	(42.4)	(1,445.2)	(137.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) borrowings under revolving credit facility	(40.5)	—	36.0	—
Net proceeds (repayments) from short-term borrowings	2.5	(0.7)	4.8	(0.3)
Proceeds from long-term debt	—	—	1,250.0	—
Repayments of long-term debt	(15.7)	—	(31.4)	(0.1)
Dividends paid to shareholders	(9.9)	(9.1)	(19.7)	(18.1)
Payments of contingent consideration	—	(8.6)	—	(8.6)
Proceeds from the exercise of stock options	0.7	0.2	3.7	0.8
Excess tax benefits from share-based compensation	0.5	0.2	1.2	1.2
Distributions to noncontrolling interest	—	—	(0.3)	—
Purchase of subsidiary shares from noncontrolling interest	(0.4)	—	(1.2)	—
Financing fees paid	—	—	(17.8)	—
Net cash provided by (used in) financing activities	(62.8)	(18.0)	1,225.3	(25.1)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(0.4)	(0.2)	(2.3)	(3.8)
Net increase (decrease) in cash and cash equivalents	17.9	38.9	(86.5)	(20.7)
Cash and cash equivalents at beginning of period	229.7	406.4	334.1	466.0
Cash and cash equivalents at end of period	$247.6	$445.3	$247.6	$445.3

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014
Net Sales	$441.0	$479.0	$286.1	$303.5	$215.1	$67.9	$942.2	$850.4

Operating Margin	9.4%	9.8%	15.3%	10.9%	8.4%	11.2%	11.0%	10.3%
Adjusted Operating Margin Percentage*	9.9%	9.9%	15.2%	11.9%	11.8%	11.2%	11.9%	10.7%

Components of Net Sales:
Organic Sales Growth	(6.9)%		(4.1)%		(1.7)%		(5.5)%
Acquisitions, Net Divestitures	2.0%		—%		219.8%		18.7%
Foreign Currency Impact	(3.0)%		(1.7)%		(1.3)%		(2.4)%

SEGMENT INFORMATION
Unaudited
(Dollars In Millions)
	Six Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014
Net Sales	$897.4	$932.5	$566.5	$588.6	$390.0	$130.5	$1,853.9	$1,651.6

Operating Margin	8.3%	9.0%	13.6%	10.1%	3.8%	10.6%	9.0%	9.5%
Adjusted Operating Margin Percentage*	8.9%	9.2%	13.4%	11.3%	11.6%	10.6%	10.9%	10.1%

Components of Net Sales:
Organic Sales Growth	(3.3)%		(2.2)%		3.9%		(2.4)%
Acquisitions, Net Divestitures	3.4%		—%		196.1%		17.4%
Foreign Currency Impact	(3.9)%		(1.5)%		(1.3)%		(2.8)%

NON-GAAP MEASURES AND OTHER DEFINITIONS
Unaudited
(Dollars in Millions)

We prepare financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. In addition, since our management often uses these non-GAAP financial measures to manage and evaluate our business, make operating decisions, and forecast our future results, we believe disclosing these measures helps investors evaluate our business in the same manner as management. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share (both historical and projected), adjusted operating profit, adjusted operating profit margin, free cash flow and free cash flow as a percentage of net income attributable to Regal Beloit Corporation.

In addition to these non-GAAP measures, we also use the term “organic sales” to refer to GAAP sales from existing operations excluding sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to any divested businesses (“acquisition sales”), and the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s sales (excluding acquisition sales) using the same currency exchange rates that were in effect during the prior year periods. We use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. We use the term “acquisition growth” to refer to the increase in our sales between periods that is attributable to acquisition sales.

ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended		Six Months Ended
	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014
Diluted Earnings Per Share	$1.39	$1.24	$2.20	$2.20
Goodwill Impairment	—	0.02	—	0.02
Purchase Accounting and Transaction Costs	0.11	0.01	0.47	0.03
Restructuring Costs	0.03	0.05	0.05	0.11
Venezuelan Currency Devaluation	—	—	0.02	—
Gain on Disposal of Real Estate	—	(0.03)	—	(0.03)
Adjusted Diluted Earnings Per Share	$1.53	$1.29	$2.74	$2.33

ADJUSTED OPERATING INCOME

	Three Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014
Income from Operations	$41.5	$47.0	$43.7	$33.1	$18.0	$7.6	$103.2	$87.7
Goodwill Impairment	—	1.0	—	—	—	—	—	1.0
Purchase Accounting and Transaction Costs	—	0.8	—	—	7.1	—	7.1	0.8
Restructuring Costs	2.0	0.5	(0.1)	3.1	0.2	—	2.1	3.6
Gain on Disposal of Real Estate	—	(2.0)	—	—	—	—	—	(2.0)
Adjusted Income from Operations	$43.5	$47.3	$43.6	$36.2	$25.3	$7.6	$112.4	$91.1

GAAP Operating Margin %	9.4%	9.8%	15.3%	10.9%	8.4%	11.2%	11.0%	10.3%
Adjusted Operating Margin %	9.9%	9.9%	15.2%	11.9%	11.8%	11.2%	11.9%	10.7%

ADJUSTED OPERATING INCOME

	Six Months Ended
	Commercial & Industrial Systems		Climate Solutions		Power Transmission Solutions		Total Regal
	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014
Income from Operations	$74.8	$84.2	$77.1	$59.4	$14.9	$13.8	$166.8	$157.4
Goodwill Impairment	—	1.0	—	—	—	—	—	1.0
Purchase Accounting and Transaction Costs	—	2.1	—	—	29.8	—	29.8	2.1
Restructuring Costs	3.9	0.6	(1.1)	7.2	0.5	—	3.3	7.8
Venezuelan Currency Devaluation	1.5	—	—	—	—	—	1.5	—
Gain on Disposal of Real Estate	—	(2.0)	—	—	—	—	—	(2.0)
Adjusted Income from Operations	$80.2	$85.9	$76.0	$66.6	$45.2	$13.8	$201.4	$166.3

GAAP Operating Margin %	8.3%	9.0%	13.6%	10.1%	3.8%	10.6%	9.0%	9.5%
Adjusted Operating Margin %	8.9%	9.2%	13.4%	11.3%	11.6%	10.6%	10.9%	10.1%

FREE CASH FLOW RECONCILIATION	Three Months Ended		Six Months Ended
	Jul 4, 2015	Jun 28, 2014	Jul 4, 2015	Jun 28, 2014
Net Cash Provided by Operating Activities	$118.2	$99.5	$135.7	$145.3
Additions to Property Plant and Equipment	(23.5)	(20.6)	(44.7)	(42.9)
Free Cash Flow	$94.7	$78.9	$91.0	$102.4
Free Cash Flow as a Percentage of Net Income Attributable to Regal Beloit Corporation	150.8%	140.4%	91.7%	102.4%

RECONCILIATION OF 2015 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2015 EPS Annual Guidance	$4.76	$4.96
Purchase Accounting and Transaction Costs	0.47	0.47
Restructuring	0.15	0.15
Venezuelan Currency Devaluation	0.02	0.02
2015 Adjusted EPS Annual Guidance	$5.40	$5.60